UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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THE RBB FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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***IMPORTANT REMINDER*** Perimeter Small Cap Growth Fund

July 12, 2011

Dear Valued Shareholder:

We are writing to remind you of the upcoming special meeting of shareholders of the Perimeter Small Cap Growth Fund. Recently we mailed to you proxy materials seeking a vote on the proposed new investment advisory agreement. This is critical business pertaining to your investment. As of today, our records indicate that you are a record date shareholder and your vote has not yet been received.

It is very important that your proxy vote be received before the special meeting of shareholders scheduled for July 29, 2011 at 10:00 a.m. Additional solicitation efforts are costly and could further delay the business of the Fund.

Enclosed you will find another copy of your proxy ballot, which lists the proposal to be voted on. If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation. If you have not yet cast your vote, please do so today. You may feel that you do not own enough shares to make a difference, but the Fund has thousands of other investors just like you. Therefore, every vote registered is extremely important to the outcome.

If you need another copy of the proxy statement or have any proxy-related questions, please call 1-800-870-0653 for assistance. Thank you in advance for your participation.

Sincerely,

Brad Ball
Chief Executive Officer
Perimeter Capital Management

Please take a moment now to cast your vote using one of the voting options listed below.

1.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.

Bellevue Corporate Center • 301 Bellevue Parkway, 2nd Floor • Wilmington, DE 19809

Shareholder Services

July 12, 2011

URGENT MATTER

Re: Perimeter Small Cap Growth Fund

Dear Shareholder,

We have been trying to get in touch with you regarding an extremely important matter pertaining to your investment in the Perimeter Small Cap Growth Fund. This matter pertains to a proposed amendment to the Fund’s investment advisory agreement.

It is imperative that we speak to you regarding this matter. Please call 1-800-870-0653 (toll free) between 9:00 a.m. and 10:00 p.m. EST Monday through Friday. We do not require you to provide any account information when calling.

Sincerely,

Sincerely,

Frederick M. Bonnell
Managing Director
Shareholder Services

The Altman Group, Inc., 60 East 42nd Street, New York, New York 10165